EXHIBIT 99.7

Sangamo Therapeutics, Inc.

Restricted Stock Unit Grant Notice – UK

(2018 Equity Incentive Plan)

Sangamo Therapeutics, Inc. (the “Company”) has awarded to Participant the number of restricted stock units specified and on the terms set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Terms and Conditions (the “Terms and Conditions”), which are incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Terms and Conditions shall have the meanings set forth in the Plan or the Terms and Conditions.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Consideration:	Participant’s Services

Vesting Schedule:	Subject to the Participant’s Continuous Service through each applicable vesting date, the Award will vest as follows:

[The Award vests in three equal annual installments on each anniversary of the Vesting Commencement Date].

Issuance Schedule:	One share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Terms and Conditions.

[Drafting Note:  If an E*TRADE form of grant notice is used in lieu of this form of grant notice, the following “Participant Acknowledgements” language needs to be incorporated into the E*TRADE Award grant notification and affirmatively consented to and/or accepted by the Participant.  If there are any other outstanding agreements promising future grants of Company equity such agreements should be specifically listed as an exception to the last acknowledgement.]

Participant Acknowledgements:  By Participant’s electronic acceptance, Participant understands and agrees that the Award is governed by this Restricted Stock Unit Grant Notice, and the provisions of the Plan and the Terms and Conditions, all of which are made a part of this document.  The Participant acknowledges that copies of the Plan, Terms and Conditions and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant.  Participant represents that he or she has read and is familiar with the provisions of the Plan, the Terms and Conditions and the prospectus for the Plan  Participant acknowledges and agrees that this Grant Notice and the Terms and Conditions may not be modified, amended or revised except in a writing signed by Participant and a duly authorized officer of the Company.  Participant further acknowledges that in the event of any conflict

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between the provisions in this Grant Notice, the Terms and Conditions, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.  Participant further acknowledges that the Award Agreement sets forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Participant and Common Stock previously issued to Participant.

Sangamo Therapeutics, Inc.

By:
Alexander D. Macrae, President and Chief Executive Officer

Date:

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Sangamo Therapeutics, Inc.

2018 Equity Incentive Plan

Restricted Stock Unit Terms and Conditions - UK

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”) Sangamo Therapeutics, Inc. (the “Company”) has granted you a Restricted Stock Unit Award under its 2018 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “Award”).  Defined terms not explicitly defined in these Terms and Conditions but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms and conditions applicable to your Award are as follows:

1.Governing Plan Document.  Your Award is subject to all the provisions of the Plan, including but not limited to the provisions in Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Change in Control on your Award, Section 10(f) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Award, and Section 11(b) regarding the tax consequences of your Award.  Your Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between these Terms and Conditions and the provisions of the Plan, the provisions of the Plan shall control.

2.Grant of the Award.  This Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Stock Units”).  Any additional Stock Units that become subject to the Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

3.Dividends.   You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

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4.Withholding Obligations.   As further provided in Section 9 of the Plan:

(a) you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your Award (the “Withholding Taxes”).  Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the Award;

(b)as a condition of the vesting of your Award, you unconditionally and irrevocably agree:

(i)to provide for payment to the Company and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance contributions for which you may liable and, to the extent permitted by law, hereby agree to pay); and (3) all liability to national insurance contributions for which the Company is liable which arises as a consequence of or in connection with your Award where the appropriate joint election has been made (the “UK Tax Liability”); or

(ii)to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii)if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and

(iv)to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

5.Date of Issuance.  To the extent your Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of Common Stock equal to the number of vested Stock Units subject to your Award that relate to those vested Stock Units on the applicable vesting date(s), or if such date is not a business day, such delivery date shall instead fall on the next following business day (the “Original Distribution Date”).  Notwithstanding the foregoing, in the event that you are prohibited from selling shares of Common Stock in the public market on the scheduled delivery date by the Trading Policy or otherwise, and the Company elects not to satisfy its tax withholding obligations by: (i) withholding shares from your distribution, (ii) withholding from payroll or other amounts payable to you, or (iii) permitting you to provide for a cash payment of such amounts, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business

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day when you are not prohibited from selling shares of Common Stock in the open market, but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the shares covered by the Award vest. Delivery of the shares in settlement of your Award is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner.  However, if and to the extent the Award is a Non-Exempt Award, the provisions of Section 12 of the Plan shall govern the timing of delivery of the shares in settlement of the Award in lieu of the provisions in this Section 5.

6.Transferability.  Your Award is not transferable, except on death to your personal representative.

7.Waiver of Rights. You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your Award, or from the loss on diminution in value of any rights or entitlements in connection with the Plan.

8.Personal Data. You understand that your employer, if applicable, the Company, and/or its Affiliates hold certain personal information about you, including but not limited to your name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of your Award (the “Personal Data”).  Certain Personal Data may also constitute “Sensitive Personal Data” or similar classification under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws.  The Company and/or its Affiliates collect, hold, and process any such Personal Data for the purpose of administering your Award under the terms of the Plan and these Terms and Conditions and such collection, holding and processing is necessary for such performance.  The Company and/or its Affiliates shall retain such Personal Data for as long as necessary to perform such duties as contemplated by these Terms and Conditions.  The Company and/or its Affiliates may transfer any such Personal Data outside the country in which you are employed or retained, including the United States which does not provide for an adequate level of data protection based on an EU Commission decision.  As an appropriate safeguard for such Personal Data, and also as the legal basis for such transfer, the Company and/or its Affiliates have put in place appropriate measures to ensure that your Personal Data is treated consistently with EU data protection laws.  The legal persons with whom such Personal Data may be shared are the Company, the Plan Administrator and any other broker company providing services to the Company in connection with the administration of the Plan.  You have the right, in certain circumstances, to access, correct, restrict the processing of, erase and port your Personal Data and also to object to the processing of your Personal Data and/or automated decision-making using your Personal Data.  You also have the right to complain to your local data protection supervisory authority.  For details as to how you can exercise your rights please contact the Plan Administrator identified in the prospectus for the Plan.

9.Questions. If you have questions regarding these or any other terms and conditions applicable to your Award, including the applicable federal income tax consequences please see the prospectus for the Plan which is available on the Company’s intranet site.  You can request a paper copy of the prospectus for the Plan from the Plan Administrator.

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